Exhibit 10.14

Agreement for Services as the Executive Chairman

This agreement (this “Agreement”) is made this 7th day of February, 2014 by and among: (i) Cardax, Inc., a Delaware corporation with its principal offices at 2800 Woodlawn Drive, Suite 129, Honolulu, HI 96822 that was formerly known as Koffee Korner, Inc. (the “Company”); and (ii) Nicholas Mitsakos (the “Executive Chairman”).

WHEREAS, prior to the date of this Agreement, the Executive Chairman provided good and valuable services to the predecessor of the Company, Cardax Pharma, Inc., a Delaware corporation that is now a wholly owned subsidiary of the Company (“Pharma”); and

WHEREAS, effective on the date of this Agreement, the Executive Chairman has been elected to the position of Chairman of the Board of Directors (the “Board”) of the Company and will provide good and valuable services to the Company and Pharma, including services and the executive chairman of the Board, serving on committees of the Board and continuing as the executive chairman and member of the board of directors of Pharma;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive Chairman agree as follows:

1.          Services. From and after the date of this Agreement and during the Term (as defined below) of this Agreement, the Executive Chairman shall provide services to the Company and Pharma as the executive chairman of each entity and provide services to committees of the Board, as from time to time reasonably determined by the Board. The Executive Chairman will also provide similar services to any other subsidiary that may be organized by the Company. The Executive Chairman shall provide such time and attention to the performance of his duties in such capacity as the Executive Chairman in good faith determines is required. As a member of the Board, the Executive Chairman shall have such duties to the Company and its stockholders as required under applicable law, giving full force and effect to provisions of the certificate of incorporation of the Company. The services provided by the Executive Chairman under this Agreement need not be performed at the offices of the Company and may be performed at any location as determined from time to time by the Executive Chairman.

2.            Compensation. As compensation for the services provided under this Agreement, the Executive Chairman shall receive: (i) a grant of 2,762,121 stock options under the terms and conditions of the Company’s 2014 Equity Compensation Plan and the Grant and Stock Option Agreement (collectively, the “Option Documents”), which vest as follows: (A) 50% shall vest on the date of this Agreement; and (B) the remaining 50% shall vest in 12 months, in equal monthly installments, in arrears; and (ii) an annual cash compensation amount equal to $240,000 (the “Annual Payment Amount”) payable on the same dates as the Company’s normal payroll payments. The Annual Payment Amount may be increased by the Company. The Executive Chairman is responsible for payments of all taxes on the compensation payable to him under the terms of this Agreement other than taxes assessed by the State of Hawaii on such amounts, which such taxes shall be paid by the Company as and when due and payable. The Company may withhold any taxes or other payroll deductions to the extent that the Company is required to withhold such amounts under applicable law.

3.            Term of Agreement. This Agreement has a one (1) year term, commencing on the date hereof, that automatically renews unless either party notifies the other party that the then current term will not be renewed at least ninety (90) days prior to the expiration of such current term. The initial term of this Agreement as the same may be renewed is referred to as the “Term”.

4.            Termination and Severance.

4.1.          This Agreement may be terminated by the Company upon notice to the Executive Chairman at any time within 30 days after the Company has knowledge that the Executive Chairman has committed conduct constituting Cause. This Agreement may be terminated by the Executive Chairman at any time if the Company breaches or is in default of any of its obligations under this Agreement or any other obligation to the Executive Chairman as a member of the Board and: (i) such breach or default is not cured on or prior to five (5) business days after the date the Executive Chairman provides notice of such breach or default; or (ii) such breach or default occurs three or more times during any 365 day period. Any such termination by the Executive Chairman is referred to as termination for “Good Reason”. For the purposes of this Agreement, the term “Cause” shall mean any of the following conditions occurred, and after a determination by the Board (without participation by the Executive Chairman) that such condition occurred, was not cured: (i) the Executive Chairman commits (A) a breach of his fiduciary duty to the Company or any of its affiliates, to the extent such duty is owed, (B) gross negligence, or (C) willful misconduct; or (ii) the Executive Chairman violates the internal procedures or policies of the Company in a manner which has a material adverse effect on the reputation, business of the Company such as conduct constituting employment discrimination or sexual harassment, which, in each case, is not cured in all material respects by the Executive Chairman within 30 days after notice thereof.

4.2.          In addition to any other compensation and benefits provided by the Company to the Executive Chairman, if this Agreement is terminated by the Company for any reason other than for Cause or the Executive Chairman terminates this Agreement for Good Reason then the Executive Chairman shall have the right to an amount equal to the then Annual Payment Amount of the Executive Chairman which shall be payable monthly in arrears, on or prior to ten (10) days after each month.

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5.           Assignment. The rights and duties of the Executive Chairman hereunder are not assignable. The Company may assign this Agreement and all rights and obligations hereunder to any third party who becomes a successor to the Company. Upon any such assignment by the Company, the term “Company” as used herein shall be deemed to include any such assignee of the Company, and the assignee shall have the right to enforce all of the Company’s rights and remedies hereunder in its own name as if a party hereto in the place and stead of the Company.

6.           Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors-in-interest, heirs and personal representatives and, to the extent permitted herein, the assigns of the Company.

7.           Severability. If any provision of this Agreement or any part hereof or the application hereof to any person or circumstance shall be finally determined by a court of competent jurisdiction or by any arbitration panel to be invalid or unenforceable to any extent, the remainder of this Agreement, or the remainder of such provision or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall remain in full force and effect to the fullest extent permitted by law. The parties also agree that if any portion of this Agreement, or any part hereof or application hereof, to any person or circumstance shall be finally determined by a court of competent jurisdiction or arbitration panel to be invalid or unenforceable to any extent, then such objectionable provision shall be deemed modified to the extent necessary so as to make it valid, reasonable and enforceable including, without limitation, modification of the restrictive covenants of Section 9 with respect to geography, time or scope of business.

8.           Arbitration. Any dispute or claim arising out of or in connection with your employment with the Company will be finally settled by binding arbitration conducted in accordance with the then-current Hawaii Uniform Arbitration Act Rules (the “Hawaii Rules”) and pursuant to Hawaii law without reference to rules of conflicts of law or rules of statutory arbitration. The parties agree that any arbitration will be administered by the AAA. The location of the arbitration shall be in the same city as the Company’s headquarters at the time of the arbitration unless otherwise agreed by Company and the Executive Chairman. Except as provided by the Hawaii Rules, arbitration shall be the sole, exclusive, and final remedy for any dispute between the Executive Chairman and the Company. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction hereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

9.           Notices.

9.1.          Wherever provision is made in this Agreement for the giving of any notice, such notice shall be in writing and shall be deemed to have been duly given if mailed by first class United States mail, postage prepaid, addressed to the party entitled to receive the same or sent by overnight courier to such party at the address specified below:

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If to the Company:

Cardax, Inc.

2800 Woodlawn Drive, Suite 129

Honolulu, Hawaii 96822

Attn: Secretary of the Board of Directors

If to the Executive Chairman:

to the address maintained by the Company in its books and records as provided by the Executive Chairman.

or to such other address, in any such case, as any party hereto shall have last designated by notice to each other party.

9.2.          All such notices, requests and other communications will: (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery; (ii)  if delivered by overnight courier, be deemed given upon the first business day after such notice, request or other communication is given to such courier with all charges and fees prepaid and any required signature of the deliveree is waived; and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section).

10.         Governing Law. For purposes of construction, interpretation and enforcement, this Agreement shall be deemed to have been entered into under the laws of the State of Hawaii and its validity, effect, performance, interpretation, construction and enforcement shall be governed by and subject to the laws of the State of Hawaii without reference to its choice of law rules.

11.         Exclusive Jurisdiction. Subject to the provisions of Section 8, all actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in any state or federal court sitting in the county of Honolulu, Hawaii. Each of the Company and the Executive Chairman, by execution and delivery of this Agreement: (i) expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party by hand or by U.S. certified mail without return receipt requested, delivered or addressed as set forth in Section 9 of this Agreement; and (iii) waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

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12.         Interpretation. Section titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

13.         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

THE COMPANY

Cardax, Inc.

By:	/s/ David G. Watumull
Name: David G. Watumull
Title: Chief Executive Officer

THE EXECUTIVE CHAIRMAN

/s/ Nicholas Mitsakos
NICHOLAS MITSAKOS, Individually